UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 20, 2008
LAM RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-12933 (Commission File Number)	94-2634797 (IRS Employer Identification Number)
4650 Cushing Parkway
Fremont, California 94538
(Address of principal executive offices including zip code)
(510) 572-0200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

SIGNATURES

Item 2.05 Costs Associated with Exit or Disposal Activities.
On November 20, 2008, Lam Research Corporation (the “Company”) commenced a restructuring plan that is designed to better align the Company’s cost structure with its business opportunities in consideration of market and economic uncertainties (the “Restructuring Plan”). The Restructuring Plan consists of a reduction in force of approximately 600 regular, temporary and contract employee positions, or approximately 15% of the Company's total workforce. The timing and scope of reductions in the Company’s workforce will vary by country based on local legal requirements. The Restructuring Plan is expected to be completed during the first calendar quarter of 2009. When completed, the Restructuring Plan is expected to result in annualized cost savings of approximately $60 million. The Company is implementing further cost reduction activities which are not part of the Restructuring Plan that are targeted to result in annualized cost savings of approximately $20 million for a total annualized cost savings of approximately $80 million. All of the charges under the Restructuring Plan will result in cash expenditures and will be recorded in the current and following quarter. The Company is unable at this time to make a good faith determination of cost estimates, or ranges of cost estimates, associated with the program as set forth in paragraphs (b) (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, the Company will timely file an amendment to this report after its determination of such estimates or ranges of estimates.
Safe Harbor Statement
This report on Form 8-K contains forward-looking statements, including those regarding the expected nature, timing, reductions, objectives, annualized cost savings, and charges of the Restructuring Plan. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; the Company’s ability to implement the program as planned; retention of key employees; changes in the Company’s business requirements; the possibility that benefits of the program may not materialize as expected; and other risks described in the Company’s SEC filings. The Company undertakes no obligation to revise or update any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 20, 2008

LAM RESEARCH CORPORATION
By:	/s/ George M. Schisler, Jr.
George M. Schisler, Jr.
Vice President, General Counsel and Secretary